Exhibit 107
Calculation of Filing Fee Table
Form S-8
(Form Type)
Sera Prognostics, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	2021 Equity Incentive Plan Class A Common Stock, par value $0.0001 per share	457(c) and 457(h)	1,184,507(2)	$4.13(4)	$4,892,013.91	$0.0001102	$539.10

Equity	2021 Employee Stock Purchase Plan Class A Common Stock, par value $0.0001 per share	457(c) and 457(h)	296,126(3)	$4.13(4)	$1,223,000.38	$0.0001102	$134.77
Total Offering Amount					$6,115,014.29		$673.87
Total Fee Offsets
Net Fee Due							$673.87

(1)
The maximum number of shares of common stock, par value $0.0001 per share (“Common Stock”), of Sera Prognostics, Inc. (the “Registrant”) which may be sold upon the exercise of options or issuance of stock-based awards granted under the 2021 Equity Incentive Plan (the “2021 Plan”) and the 2021 Employee Stock Purchase Plan (the “ESPP”) is subject to adjustment in accordance with certain anti-dilution and other provisions of the 2021 Plan and ESPP. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2)	The number of shares of Common Stock of the Registrant stated above consists of 1,184,507 additional shares of Common Stock available for issuance under the 2021 Plan by operation of the 2021 Plan’s “evergreen” provision.
(3)	The number of shares of Common Stock of the Registrant stated above consists of 296,126 additional shares of Common Stock available for issuance under the ESPP by operation of the ESPP’s “evergreen” provision.
(4)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act. The offering price per share and the aggregate offering price for shares reserved for future grant or issuance under the 2021 Plan and the ESPP are based on the average of the high and the low price of Registrant’s Common Stock as reported on the Nasdaq Global Market as of a date (March 17, 2023) within five business days prior to filing this Registration Statement.